Bitcoin Depot Reports First Quarter 2025 Financial Results

Q1 Revenue up 19% Year-Over-Year to $164.2 Million

Q1 Net Income up Significantly to $12.2 Million Compared to a Net Loss of $4.2 Million in the Prior Year Quarter

Q1 Adjusted Gross Profit up 92% Year-Over-Year to $33.1 Million

Q1 Adjusted EBITDA up 315% Year-Over-Year to $20.3 Million

Q1 Cash from Operations of $16.3 Million

ATLANTA – May 15, 2025 – Bitcoin Depot Inc. (Nasdaq: BTM) (“Bitcoin Depot” or the “Company”), a U.S.-based Bitcoin ATM operator and leading fintech company, today reported financial results for the first quarter ended March 31, 2025. Bitcoin Depot will host a conference call and webcast at 10:00 a.m. ET today. An earnings presentation and link to the webcast will be made available at ir.bitcoindepot.com.

“Bitcoin Depot delivered a remarkable first quarter, with 19% year-over-year revenue growth and a more than threefold increase in Adjusted EBITDA to $20 million,” said Brandon Mintz, Founder and CEO of Bitcoin Depot. “This performance demonstrates the strength of our operating model, the success of our kiosk optimization strategy, and the powerful cash flow we can generate once fixed costs are covered. In fact, with the cash generated in Q1, we strengthened our balance sheet by increasing our bitcoin holdings and building our cash balance, positioning us for continued growth and flexibility. Looking ahead, we remain focused on scaling responsibly, both domestically and internationally, while delivering sustained value to both our customers and shareholders.”

First Quarter 2025 Financial Results

Revenue in the first quarter of 2025 increased 19% to $164.2 million compared to $138.5 million in the first quarter of 2024. This increase was driven by increased kiosk deployment and higher median transaction size.

Total operating expenses declined 7% to $15.3 million for the first quarter of 2025 compared to $16.6 million for the first quarter of 2024 due to lower depreciation expense and insurance costs as the Company continues to optimize its cost structure as a steady-state public company.

Net income for the first quarter of 2025 increased significantly to $12.2 million, compared to a net loss of $4.2 million for the first quarter of 2024. Net income attributable to common shareholders increased to $4.2 million, or $0.20 per share, from a net loss of $1.5 million, or ($0.25) per share, in last year’s first quarter. The increase was due to higher revenue and gross profit in 2025.

Adjusted gross profit, a non-GAAP measure, in the first quarter of 2025 increased 92% to $33.1 million from $17.3 million for the first quarter of 2024. Adjusted gross profit margin, a non-GAAP measure, in the first quarter of 2025 increased approximately 770 basis points to 20.2% compared to 12.5% in the first quarter of 2024. Please see “Explanation and Reconciliation of Non-GAAP Financial Measures” below.

Adjusted EBITDA, a non-GAAP measure, in the first quarter of 2025 increased 315% to $20.3 million compared to $4.9 million for the first quarter of 2024. The increase was primarily due to the higher revenue and gross profit. Please see “Explanation and Reconciliation of Non-GAAP Financial Measures” below.

Cash, cash equivalents, and cryptocurrencies as of March 31, 2025, were $43.3 million compared to $31.0 million at the end of 2024. The company used $7.8 million in the first quarter of 2025 to acquire 83 more Bitcoin, bringing the total held for investment to 94.35 BTC.

Net cash flows provided by operations in the first quarter of 2025 were up significantly to $16.3 million compared to $1.3 million in the first quarter of 2024.

Outlook

The Company expects revenue in the second quarter of 2025 to grow low-to-mid-single digits on a percentage basis from the second quarter of 2024.

Conference Call

Bitcoin Depot will hold a conference call at 10:00 a.m. Eastern time (7:00 a.m. Pacific time) today to discuss its financial results for the first quarter ended March 31, 2025.

Call Date: Thursday, May 15, 2025

Time: 10:00 a.m. Eastern time (7:00 a.m. Pacific time)

Phone Instructions

U.S. and Canada (toll-free): 888-596-4144

U.S. (toll): 646-968-2525

Conference ID: 4520708

Webcast Instructions

Webcast link: https://edge.media-server.com/mmc/p/akdxpm7o

A replay of the call will be available beginning after 2:00 p.m. Eastern time through May 22, 2025.

U.S. & Canada (toll-free) replay number: 800-770-2030

U.S. toll number: 609-800-9909

Conference ID: 4520708

If you have any difficulty connecting with the conference call, please contact Bitcoin Depot’s investor relations team at 1-949-574-3860.

About Bitcoin Depot

Bitcoin Depot Inc. (Nasdaq: BTM) was founded in 2016 with the mission to connect those who prefer to use cash to the broader, digital financial system. Bitcoin Depot provides its users with simple, efficient and intuitive means of converting cash into Bitcoin, which users can deploy in the payments, spending and investing space. Users can convert cash to bitcoin at Bitcoin Depot kiosks in 48 states and at thousands of name-brand retail locations in 29 states through its BDCheckout product. The Company has the largest market share in North America with over 8,400 kiosk locations as of February 25, 2025. Learn more at www.bitcoindepot.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release and any oral statements made in connection herewith include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. Forward-looking statements are any statements other than statements of historical fact, and include, but are not limited to, statements regarding the expectations of plans, business strategies, objectives and growth and anticipated financial and operational performance, including our growth strategy and ability to increase deployment of our products and services, our ability to strengthen our financial profile, and worldwide growth in the adoption and use of cryptocurrencies. These forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events. Forward-looking statements are often identified by words such as “anticipate,” “appears,” “approximately,” “believe,” “continue,” “could,” “designed,” “effect,” “estimate,” “evaluate,” “expect,” “forecast,” “goal,” “initiative,” “intend,” “may,” “objective,” “outlook,“ ”plan,“ ”potential,“ ”priorities,“ ”project,“ ”pursue,“ ”seek,“ ”should,“ ”target,“ ”when,“ ”will,“ ”would,” or the negative of any of those words or similar expressions that predict or indicate future events or trends or that are not statements of historical matters, although not all forward-looking statements contain such identifying words. In making these statements, we rely upon assumptions and analysis based on our experience and perception of historical trends, current conditions, and expected future developments, as well as other factors we consider appropriate under the circumstances. We believe these judgments are reasonable, but these statements are not guarantees of any future events or financial results. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond our control.

These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; failure to realize the anticipated benefits of the business combination; risks relating to the uncertainty of our projected financial information; future global, regional or local economic and market conditions; the development, effects and enforcement of laws and regulations; our ability to manage future growth; our ability to develop new products and services, bring them to market in a timely manner and make enhancements to our platform; the effects of competition on our future business; our ability to issue equity or equity-linked securities; the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries; and those factors described or referenced in filings with the Securities and Exchange Commission. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that we do not presently know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect our expectations, plans or forecasts of future events and views as of the date of this press release. We anticipate that subsequent events and developments will cause our assessments to change.

We caution readers not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other factors that affect the subject of these statements, except where we are expressly required to do so by law. All written and oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement.

BITCOIN DEPOT INC.

CONSOLIDATED STATEMENTS OF (LOSS) INCOME

(in thousands, except share and per share amounts)

(UNAUDITED)

	Three Months Ended March 31,
	2025	2024
Revenue	$164,226	$138,539
Cost of revenue (excluding depreciation and amortization)	131,091	121,287
Operating expenses:
Selling, general, and administrative	13,440	13,606
Depreciation and amortization	1,897	2,947
Total operating expenses	15,337	16,553
Income from operations	17,798	699
Other (expense) income:
Interest (expense)	(3,068)	(4,944)
Other income (expense)	(1,090)	6
Gain (loss) on foreign currency transactions	(13)	(127)
Income (Loss) before provision for income taxes and non-controlling interest	13,627	(4,366)
Income tax (expense) benefit	(1,452)	138
Net income (loss)	$12,175	$(4,228)
Net income (loss) attributable to non-controlling interest	7,983	(2,690)
Net income (loss) attributable to common stockholders	$4,192	$(1,538)

Net income per share of common stock - basic and diluted	$0.20	$(0.25)

Weighted average number of common shares outstanding - basic and diluted	21,359,864	16,616,864

BITCOIN DEPOT INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	March 31, 2025 (unaudited)	December 31, 2024
Assets
Current:
Cash and cash equivalents	$34,962	$29,472
Cryptocurrencies	8,384	1,510
Accounts receivable	147	275
Prepaid expenses and other current assets	2,111	3,076
Total current assets	45,604	34,333
Property and equipment:
Furniture and fixtures	635	635
Leasehold improvements	172	172
Kiosk machines - owned	37,854	36,831
Kiosk machines - leased	8,954	10,367
Total property and equipment	47,615	48,005
Less: accumulated depreciation	(21,916)	(21,158)
Total property and equipment, net	25,699	26,847
Intangible assets, net	1,946	2,320
Goodwill	8,717	8,717
Operating lease right-of-use assets, net	2,336	2,595
Deposits	859	734
Deferred tax assets	4,558	4,558
Total assets	$89,719	$80,104

BITCOIN DEPOT INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	March 31, 2025 (unaudited)	December 31, 2024
Liabilities and Stockholders’ (Deficit) Equity
Current:
Accounts payable	$9,200	$11,557
Accrued expenses and other current liabilities	14,060	14,260
Notes payable, current portion	8,535	6,022
Income taxes payable	3,328	2,207
Deferred revenue	301	20
Operating lease liabilities, current portion	818	858
Current installments of obligations under finance leases	3,431	3,446
Other non-income tax payable	2,259	2,259
Total current liabilities	41,932	40,629
Long-term liabilities
Notes payable, non-current	46,946	49,457
Operating lease liabilities, non-current	1,534	1,774
Obligations under finance leases, non-current	1,119	1,950
Deferred income tax, net	604	604
Tax receivable agreement liability due to related party, non-current	2,176	2,176
Total Liabilities	94,311	96,590
Commitments and Contingencies (Note 19)
Stockholders’ (Deficit) Equity
Series A Preferred Stock, $0.0001 par value; 50,000,000 authorized, 0 and 1,733,884 shares issued and outstanding, at March 31, 2025 and December 31, 2024, respectively	—	—
Class A common stock, $0.0001 par value; 800,000,000 authorized, 22,746,330 and 19,263,164 shares issued, and 22,555,710 and 19,072,544 shares outstanding at March 31, 2025 and December 31, 2024, respectively	2	1
Class E common stock, $0.0001 par value; 2,250,000 authorized, 0 and 1,075,761 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	—	—
Class V common stock, $0.0001 par value; 300,000,000 authorized, 41,193,024 shares issued and outstanding at March 31, 2025 and December 31, 2024	4	4
Treasury stock	(437)	(437)
Additional paid-in capital	22,829	21,491
Accumulated deficit	(39,304)	(44,349)
Accumulated other comprehensive loss	(256)	(342)
Total Stockholders’ (Deficit) Attributable to Bitcoin Depot Inc.	(17,162)	(23,632)
Equity attributable to non-controlling interests	12,570	7,146
Total Stockholders’ (Deficit) Equity	(4,592)	(16,486)
Total Liabilities and Stockholders’ (Deficit) Equity	$89,719	$80,104

BITCOIN DEPOT INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, except share and per share amounts)

(UNAUDITED)

	Three Months Ended March 31,
	2025	2024
Cash flows from Operating Activities:
Net income (loss)	$12,175	$(4,228)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization of deferred financing costs	204	544
Depreciation and amortization	1,897	2,947
Non-cash share-based compensation	368	897
Purchase of services in cryptocurrencies	268	347
Unrealized loss on cryptocurrencies	1,650	—
Deferred taxes	—	5
Write-off of deferred financing costs	—	3,136
Loss on disposal of property and equipment	9	26
Reduction in carrying amount of right-of-use assets	215	49
Cryptocurrency received as payment	(290)	(485)
Other
Change in operating assets and liabilities:
Deposits	(124)	(165)
Accounts receivable	128	(104)
Cryptocurrencies	173	409
Prepaid expenses and other current assets	965	(364)
Accounts payable	(2,357)	2,241
Accrued expenses and other current liabilities	(198)	(4,524)
Income taxes payable	1,121	61
Other non-income tax payable	—	2
Deferred revenue	281	615
Operating leases, net	(235)	(62)
Net Cash Flows Provided by Operations	16,250	1,347
Cash flows from Investing Activities:
Acquisition of property and equipment	(385)	(558)
Acquisition of Bitcoin for investment	(7,824)	—
Net Cash Flows Used In Investing Activities	(8,209)	(558)
Cash flows from Financing Activities:
Proceeds from issuance of notes payable	6,376	15,191
Principal payments on notes payable	(6,415)	(639)
Principal payments on finance lease	(846)	(1,896)
Payment of deferred financing costs	(163)	(19)
Proceeds from issuance of common stock, net	978	—
Purchase of treasury stock	—	(158)
Distributions	(2,477)	(916)
Net Cash Flows (Used In) Provided by Financing Activities	(2,547)	11,563
Effect of exchange rate changed on cash and cash equivalents	(4)	40
Net change in cash and cash equivalents	5,490	12,392
Cash and cash equivalents - beginning of period	29,472	29,759
Cash and cash equivalents - end of period	$34,962	$42,151

Explanation and Reconciliation of Non-GAAP Financial Measures

Bitcoin Depot reports its financial results in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This press release includes both historical and projected Adjusted EBITDA, Adjusted Gross Profit, and certain ratios and other metrics derived therefrom such as Adjusted EBITDA margin and Adjusted Gross Profit margin, which are not prepared in accordance with GAAP.

Bitcoin Depot defines Adjusted EBITDA as net income before interest expense, income tax expense, depreciation and amortization, non-recurring expenses, share-based compensation, expenses related to the PIPE financing and miscellaneous cost adjustments. Such items are excluded from Adjusted EBITDA because these items are non-cash in nature, or because the amount and timing of these items is unpredictable, not driven by core results of operations and renders comparisons with prior periods and competitors less meaningful. In addition, Bitcoin Depot defines Adjusted Gross Profit (a non-GAAP financial measure) as revenue less cost of revenue (excluding depreciation and amortization) and depreciation and amortization adjusted to add back depreciation and amortization. Bitcoin Depot believes Adjusted EBITDA and Adjusted Gross Profit each provide useful information to investors and others in understanding and evaluating Bitcoin Depot’s results of operations, as well as provide a useful measure for period-to-period comparisons of Bitcoin Depot’s business performance. Adjusted EBITDA and Adjusted Gross Profit are each key measurements used internally by management to make operating decisions, including those related to operating expenses, evaluate performance and perform strategic and financial planning. However, you should be aware that Adjusted EBITDA and Adjusted Gross Profit are not measures of financial performance calculated in accordance with GAAP and may exclude items that are significant in understanding and assessing Bitcoin Depot’s financial results, and further, that Bitcoin Depot may incur future expenses similar to those excluded when calculating these measures. Bitcoin Depot primarily relies on GAAP results and uses both Adjusted EBITDA and Adjusted Gross Profit on a supplemental basis. Neither Adjusted EBITDA or Adjusted Gross Profit should be considered in isolation from, or as an alternative to, net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP and may not be indicative of Bitcoin Depot’s historical or future operating results. Bitcoin Depot’s computation of both Adjusted EBITDA and Adjusted Gross Profit may not be comparable to other similarly titled measures computed by other companies because not all companies calculate such measures in the same fashion. As such, undue reliance should not be placed on such measures.

Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from the projections of Adjusted EBITDA, together with some of the excluded information not being ascertainable or accessible, Bitcoin Depot is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward-looking non-GAAP financial measures is included.

The following table presents a reconciliation of Net (loss) income to Adjusted EBITDA for the periods indicated:

BITCOIN DEPOT INC.

RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED EBITDA

(UNAUDITED)

	Three Months Ended March 31,
(in thousands)	2025	2024
Net (loss) income	$12,175	$(4,228)
Adjustments:
Interest expense	3,068	4,944
Income tax expense (benefit)	1,452	(138)
Depreciation and amortization	1,897	2,947
Unrealized loss on cryptocurrency held for investment	1,094	—
Non-recurring expenses (1)	239	463
Share-based compensation	368	897
Adjusted EBITDA	$20,293	$4,885
Adjusted EBITDA margin (2)	12.4%	3.5%

(1)
Comprised of non-recurring professional service fees.
(2)
Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenue. The Company uses this measure to evaluate its overall profitability.

The following table presents a reconciliation of revenue to Adjusted Gross Profit for the periods indicated:

BITCOIN DEPOT INC.

RECONCILIATION OF REVENUE TO ADJUSTED GROSS PROFIT

(UNAUDITED)

	Three Months Ended March 31,
(in thousands)	2025	2024
Revenue	$164,226	$138,539
Cost of revenue (excluding depreciation and amortization)	$(131,091)	(121,287)
Depreciation and amortization excluded from cost of revenue	(1,891)	(2,881)
Gross Profit	$31,244	$14,371
Adjustments:
Depreciation and amortization excluded from cost of revenue	$1,891	$2,881
Adjusted Gross Profit	$33,135	$17,252
Gross Profit Margin (1)	19.0%	10.4%
Adjusted Gross Profit Margin (1)	20.2%	12.5%

(1) Calculated as a percentage of revenue.

Contacts:

Investors
Cody Slach,
Gateway Group, Inc.
949-574-3860
BTM@gateway-grp.com

Media
Brenlyn Motlagh, Ryan Deloney
Gateway Group, Inc.
949-574-3860
BTM@gateway-grp.com